Exhibit 99.1

PRESS RELEASE

FOR IMMEDIATE RELEASE

HEALTH MANAGEMENT ASSOCIATES’ BOARD OF DIRECTORS

AFFIRMS SUPPORT OF TRANSACTION WITH COMMUNITY HEALTH SYSTEMS

Recommends HMA Stockholders Vote FOR Community Health Systems Transaction

NAPLES, FLORIDA (November 13, 2013) Health Management Associates, Inc. (NYSE: HMA) (“HMA”) today announced that the Company’s Board of Directors, in consultation with its outside financial and legal advisors, has completed its comprehensive review of the definitive merger agreement, dated July 29, 2013, between HMA and Community Health Systems, Inc. (NYSE: CYH) (“CHS”) and has unanimously affirmed its support for the transaction. The Board recommends HMA stockholders vote “FOR” the adoption of the merger agreement with CHS at the Special Meeting of the Company’s stockholders to be scheduled. The Company noted that the merger agreement was previously unanimously approved by the Company’s former Board on July 29, 2013.

Under the terms of the transaction, HMA will be acquired by CHS for approximately $7.6 billion, including the assumption of outstanding indebtedness. CHS will acquire each issued and outstanding share of the common stock of HMA for $10.50 in cash, 0.06942 of a share of CHS common stock and a Contingent Value Right, which could yield additional cash consideration of up to $1.00 per share, depending on the outcome of certain matters described in the Registration Statement on Form S-4 filed by CHS. HMA stockholders will own approximately 16 percent of the shares of the combined company following close of the transaction.

“After conducting an extensive review in conjunction with our legal and financial advisors, we are confident that this transaction provides maximum value to HMA stockholders and represents the best path forward for the Company,” said Steve Shulman, Chairman of the Board. “In addition to having confidence in the value of the transaction, we also support the merger’s strategic rationale and benefits for HMA’s patients, physicians and Associates across the communities we serve. HMA and Community Health Systems are stronger together. The combined entity will be better positioned to address healthcare trends and challenges. In addition, the combined organization will have a greater

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local and regional market depth, expanded physician relations and physician footprint, and solid clinical operations infrastructure. The transaction remains on track to close during the first quarter of 2014, as scheduled, and we appreciate the patience of all our stakeholders as the Board conducted its review.”

“We are excited to combine these two organizations to create a hospital company with more than 200 facilities and leverage our relative strengths and combined scale to better serve our patients, physicians and communities. We are pleased to have the full support of HMA’s new board of directors as we move forward to complete this transaction in the first quarter of 2014,” said Wayne T. Smith, Chairman, President and CEO of Community Health Systems. “This transaction will broaden our footprint into new geographic markets, allow us to form stronger networks and improve access to care, and strengthen our position for greater benefit and success under health care reform. All of which, when combined with expected meaningful synergies available to us through our infrastructure and systems, will enhance value for our shareholders, employees, physicians and the communities we serve. We look forward to continuing our work with HMA’s associates and physicians to ensure a smooth and effective transition.”

Since the current Board was installed on August 16, 2013, it has met 11 times and conducted 16 committee meetings. The Board engaged Alvarez and Marsal Healthcare Industry Group, LLC (“A&M”) to conduct a comprehensive review of HMA’s operations, finance, and compliance. A&M’s analysis demonstrated, among other things, that a large initial investment would be necessary to build out HMA’s information and clinical capabilities, among other things, and a successive long road to incremental value would not outweigh the benefits of accepting CHS’s offer. The Board also engaged UBS Securities LLC (“UBS”) and Lazard Frères & Co. LLC (“Lazard”) to perform independent evaluations and analyses to formulate recommendations regarding the transaction with CHS. In connection with their evaluation and analyses, each of UBS and Lazard delivered an opinion to the Board of Directors that the consideration to be received by the Company’s stockholders in the transaction is fair, from a financial point of view, to our stockholders. The board also engaged Paul, Weiss, Rifkind, Wharton & Garrison, LLP as legal counsel.

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The Board has also taken actions to lead the organization while working within the terms of the merger agreement. The Board took the lead in overseeing the stability and performance of near-term operations, the retention of key talent in management, the preservation and strengthening of the consideration paid in the CHS proposal, the positive forward movement of HMA from a regulatory and compliance perspective, and the implementation of measures designed to increase transparency to shareholders.

The parties continue to expect the transaction to close during the first quarter of 2014. The transaction is subject to satisfaction of customary closing conditions including approval of HMA’s stockholders holding 70 percent of HMA’s outstanding shares, antitrust clearance, receipt of other regulatory approvals and the absence of certain adverse developments. The Special Meeting of the Company’s stockholders to vote on the transaction will be scheduled in connection with the filing of a definitive proxy statement/prospectus by CHS and HMA.

About HMA

Health Management Associates, Inc., through its affiliates, owns and manages hospitals and ambulatory surgery centers in small cities and selected larger urban markets. HMA currently operates 71 hospitals in 15 states with approximately 11,000 licensed beds. Shares in Health Management Associates are traded on the New York Stock Exchange under the symbol “HMA.”

Important Information and Where to Find It

In connection with the proposed transaction, CHS has filed with the Securities and Exchange Commission (the “SEC”) a registration statement on Form S-4 that includes a preliminary proxy statement of HMA and a preliminary prospectus of CHS. CHS and HMA plan to file a definitive proxy statement/prospectus and other relevant documents with the SEC regarding the proposed transaction. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE REGISTRATION STATEMENT AND DEFINITIVE PROXY STATEMENT/PROSPECTUS AND ANY OTHER RELEVANT DOCUMENTS WHEN THEY BECOME AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT CHS, HMA AND THE MERGER. When completed and available, the definitive proxy statement/prospectus and a form of proxy will be mailed to stockholders of HMA. These materials and other documents filed with the SEC will be available at no charge at the SEC’s website at www.sec.gov. In addition, stockholders will be able to obtain copies of the definitive proxy statement/prospectus (when they become available) and

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other documents filed with the SEC from CHS’s website at www.chs.net or and HMA’s website at www.hma.com or by directing such request to CHS at 4000 Meridian Boulevard, Franklin, Tennessee 37067, Attention: Investor Relations, or to HMA at 5811 Pelican Bay Boulevard, Naples, Florida 34108, Attention: Investor Relations.

CHS, HMA and certain of their respective directors, executive officers and other persons may be deemed to be participants in the solicitation of proxies in respect of the merger. Information regarding CHS’s directors and executive officers is available in CHS’s proxy statement filed with the SEC on April 5, 2013 in connection with its 2013 annual meeting of stockholders, and information regarding HMA’s directors and executive officers is available in HMA’s preliminary proxy statement contained in the registration statement on Form S-4 filed by CHS with the SEC on September 24, 2013, as may be amended.

This communication shall not constitute an offer to sell or the solicitation of an offer to sell or the solicitation of an offer to buy any securities, nor shall there be any sale of securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction. No offer of securities shall be made except by means of a prospectus meeting the requirements of Section 10 of the Securities Act of 1933, as amended.

Forward-Looking Statements

Certain statements contained in this communication may constitute “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements include, but are not limited to, statements regarding the expected timing of the completion of the merger, the benefits of the merger, including future financial and operating results, the combined company’s plans, objectives, expectations and other statements that are not historical facts. Such statements are based on the views and assumptions of the management of CHS and HMA and are subject to significant risks and uncertainties. Actual future events or results may differ materially from these statements. Such differences may result from the following factors: the ability to close the transaction on the proposed terms and within the anticipated time period, or at all, which is dependent on the parties’ ability to satisfy certain closing conditions, including the receipt of governmental approvals; the risk that the benefits of the transaction, including cost savings and other synergies may not be fully realized or may take longer to realize than expected; the impact of the transaction on third-party relationships; actions

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taken by either of the companies; changes in regulatory, social and political conditions, as well as general economic conditions. Additional risks and factors that may affect results are set forth in HMA’s and CHS’s filings with the Securities and Exchange Commission, including each company’s Annual Report on Form 10-K for the fiscal year ending December 31, 2012, as may be amended or supplemented.

The forward-looking statements speak only as of the date of this communication. HMA does not undertake any obligation to update these statements.

Contact:

Health Management Associates, Inc.

Investor Contact:

John Merriwether, 239-598-3131

Vice President of Investor Relations